ARTICLES OF MERGER
                                  OF
                          POLO EQUITIES, INC.
                        (A Florida Corporation)

                                 INTO

                          POLO EQUITIES, INC.
                        (A Nevada Corporation)


       The undersigned, being sole Director of Polo Equities, Inc. a Florida corporation, and the sole officer and director of Polo Equities, Inc., a Nevada corporation, hereby certify as follows:

       1. A merger for the purpose of changing domicile has been approved by the board of directors of Polo Equities, Inc. a Florida corporation, and Polo Equities, Inc. a Nevada corporation.

       2. Shareholders owning 12,000,000 of the shares of common stock of Polo Equities, Inc. a Florida corporation, which number of shares is a majority of the 15,000,000 shares outstanding, voted in favor of such merger on May 22, 1998. The sole shareholder of Polo Equities, Inc., a Nevada corporation, voted for such plan of merger on May 22, 1998.

       3. A Notice, including a summary of the merger, was mailed to all shareholders of the Nevada corporation on or about May 11, 1998.

       4. Polo Equities, Inc. a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Polo Equities, Inc, a Florida corporation, the amount, if any, to which they shall be entitled under the provisions of the Florida Corporation Statutes with respect to the rights of dissenting shareholders.

       Effective the 28th day of May, 1998.

     POLO EQUITIES, INC.                  POLO EQUITIES, INC.
     A Florida Corporation                A Nevada Corporation


     By:       /s/                                  By:       /s/

     Justeene Blankenship                      Justeene Blankenship
     President/Secretary                       President/Secretary

     STATE OF UTAH              )
                                )ss.
     COUNTY OF SALT LAKE        )

       On this 8th day of June, 1998, before me, a Notary Public, personally appeared Justeene Blankenship, and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above-named corporations as a duly authorized director and officer.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                             /s/
                                     Notary Public
                                Residing at Salt Lake City


     My commission expires: May 18, 2000